                             CERTIFICATE OF JOINDER
                                       TO
                     GENERAL CONTINUING SUBSIDIARY GUARANTY



     THIS CERTIFICATE OF JOINDER is executed as of September 30, 1996, by Harveys L.V. Management Company, Inc., a Nevada corporation ("Joining Party"), and delivered to Wells Fargo Bank, National Association, successor by merger to First Interstate Bank of Nevada, N.A., Agent Bank, as beneficiary ("Beneficiary") under the General Continuing Subsidiary Guaranty (the "Subsidiary Guaranty") dated as of August 14, 1995, made by Reno Projects, Inc., a Nevada corporation (each a "Guarantor", collectively "Guarantors") in favor of the Beneficiary. Terms used but not defined in this Certificate of Joinder shall have the meanings defined for those terms or incorporated by reference in the Subsidiary Guaranty.

                                R_E_C_I_T_A_L_S:

     A. The Subsidiary Guaranty was executed by the Guarantors in favor of the Beneficiary as Agent Bank for the benefit of the Banks that are parties to that certain Reducing Revolving Credit Agreement dated as of August 14, 1995, as amended by First Amendment to Reducing Revolving Credit Agreement dated as of May 15, 1996, Second Amendment to Reducing Revolving Credit Agreement dated as of May 23, 1996 and Third Amendment to Reducing Revolving Credit Agreement dated concurrently herewith (collectively, as amended, modified or restated from time to time, the "Credit Agreement"), by and among Harveys Casino Resorts, a Nevada corporation, Harveys C.C. Management Company, Inc., a Nevada corporation and Harveys Iowa Management Company, Inc., a Nevada corporation (collectively "Borrowers" and individually "Borrower"), the Banks which are parties thereto and Wells Fargo Bank, National Association, as Agent Bank for the Banks.

     B. Joining Party has become a Significant Subsidiary of Harveys Casino Resorts, Inc. and as such is required pursuant to Section 5.16 of the Credit Agreement to become a Guarantor.

     C. Joining Party expects to realize direct and indirect benefits as a result of the availability to Borrowers of the Bank Facilities under the Credit Agreement.

                                    AGREEMENT

     1. By this Certificate of Joinder, Joining Party shall and does hereby become and constitutes a "Guarantor" under and pursuant to Paragraph 22 of the Subsidiary Guaranty. Joining Party agrees that, upon its execution hereof, it is a Guarantor under the Subsidiary Guaranty with respect to all Guaranteed Obligations of Borrowers heretofore or hereafter incurred under the Loan Documents, and will be jointly and severally bound by all terms, conditions, and duties applicable to a Guarantor under the Subsidiary Guaranty to the same extent as if Joining Party had originally executed the Subsidiary Guaranty on the Closing Date.

     2. The effective date of this Certificate of Joinder is September 30, 1996.


                                   "JOINING PARTY":

                                   HARVEYS L.V. MANAGEMENT
                                   COMPANY, INC., a Nevada
                                   corporation


                                   By  /s/ Charles W. Scharer
                                      -------------------------------
                                         Charles W. Scharer,
                                         President

                                   Address:

                                   Highway 50
                                   P.O. Box 128
                                   Stateline, NV  89449

                                   Telephone: (702) 586-6756
                                   Facsimile: (702) 588-0601
ACKNOWLEDGED:

WELLS FARGO BANK,
National Association,
Agent Bank,
Beneficiary


By /s/ Joe Brady
  --------------------------
Title   V. P.
     -----------------------

                                       -2-